Exhibit 10.29

OPTION GRANT NOTICE

UNDER THE

BUMBLE INC.

2021 OMNIBUS INCENTIVE PLAN

(IPO Option Grant – ELT)

Bumble Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Pricing Date]

Vesting Reference Date:	[Insert Date]

Number of Options:	[Insert Number of Options Granted]

Exercise Price:	[Insert Exercise Price]

Option Period Expiration Date:	10th anniversary of Grant Date

Type of Option:	Non-qualified Stock Option

Number of Options:	[Total Insert No. of Options]

Number of Time-Based Options:	[Number of Time-Based Options] (the “Time-Based Options”)

Number of Performance-Based Options:	[Number of Performance-Based Options] (the “Performance- Based Options”)

Vesting Schedule:	Time-Based Options

Provided that the Participant has not undergone a Termination at the time of each applicable vesting date, the Time-Based Options shall become vested, or became vested, as applicable, in equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the Vesting Reference Date.

Notwithstanding the foregoing, if the Participant’s employment or service, as applicable, is terminated without Cause by the Company or its then-Affiliates in the two-year period following a Change in Control, then all then-outstanding Time-Based Options (or substitute equity or consideration of purchaser or its Affiliates, as applicable) shall vest upon the Participant’s Termination.

Performance-Based Options

The Performance-Based Options shall become vested and exercisable at such time, prior to a Termination, that The Blackstone Group Inc. and its Affiliates (“Sponsor”) shall have received cash proceeds (excluding tax distributions (as defined in the organizational documents of Buzz Holdings L.P. (“Bumble Holdings”)) to Sponsor up to Sponsor’s pro rata share of Bumble Holdings’ net taxable income multiplied by a 30% combined U.S. federal and state tax rate) in respect of Sponsor’s investment in Class A Units of Bumble Holdings, Common Units of Bumble Holdings and the shares of Common Stock held from time to time by Sponsor in an amount necessary to ensure both (x) a specified return on Sponsor’s cumulative invested capital in the Company and Bumble Holdings (the “MOIC Hurdle”) and (y) a specified annual internal rate of return on Sponsor’s cumulative invested capital in the Company and Bumble Holdings (the “IRR Hurdle”), as follows:

Portion of Performance-Based Options	MOIC Hurdle	IRR Hurdle
33.3%	2.5x MOIC	17.5	% IRR
33.3%	3.0x MOIC	17.5	% IRR
33.4%	3.5x MOIC	17.5	% IRR

For purposes of determining whether the applicable MOIC Hurdle and/or IRR Hurdle has been satisfied, as applicable:

• MOIC calculations shall exclude any amount invested by Sponsor for the purpose of reducing MOIC (and not for any bona fide business purpose) and any returns thereon; and

•  For purposes of calculating MOIC and IRR, any portion of Sponsor’s investment that is transferred pursuant to a Post-Closing Syndication (as defined in Bumble Holdings’ organizational documents) shall not be treated as invested capital (i.e., any portion of such investment will be treated as never having been invested by Sponsor and the investment and any associated return shall be disregarded).

Upon the occurrence of a Change in Control, the Performance-Based Options that would not become vested upon the occurrence of such Change in Control shall be forfeited immediately prior to the occurrence of such Change in Control.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

BUMBLE INC.	PARTICIPANT[1]

By:
Title:

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

OPTION AGREEMENT

UNDER THE

BUMBLE INC.

2021 OMNIBUS INCENTIVE PLAN

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Bumble Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Bumble Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.

3. Exercise of Options Following Termination. The provisions of Section 7(c)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, that, notwithstanding anything in this Option Agreement or the Plan to the contrary, no Option may be exercised prior to the date that is 45 days following the date that is 180 days following the completion of the initial public offering of the Common Stock.

4. Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Corporate Secretary; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided, that the Participant shall obtain written consent from the Committee prior to the use of the method described in Section 7(d)(ii)(A) of the Plan.

5. Issuance of Shares of Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator.

6. Company; Participant.

(a) The term “Company” as used in this Option Agreement with reference to employment or service shall include the Board, the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7. Non-Transferability. The Options are not transferable by the Participant; provided, however, to the extent permitted by the Committee in accordance with Section 13(b) of the Plan, vested Options may be transferred to Permitted Transferees. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8. Rights as Stockholder. The Participant or a Permitted Transferee of any vested Options shall have no rights as a stockholder with respect to any share of Common Stock covered by an Option unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

9. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. In addition, the Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment, national insurance and/or other applicable taxes payable by the Participant with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions).

10. Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

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12. Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Options, or (b) requiring that the Participant forfeit any gain realized on the exercise of the Options or the disposition of any shares of Common Stock received upon exercise of the Options, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Options shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

15. Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.

17. Exhibit for Non-U.S. Participants. If the Participant is residing and/or working outside of the United States, the Option shall be subject to any special provisions set forth in Exhibit A to this Option Agreement. If the Participant becomes based outside the United States during the life of the Option, the special provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the special provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Option Agreement.

18. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement, the Plan shall govern and control.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent that the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21. Entire Agreement. This Option Agreement (including, without limitation, all exhibits attached hereto), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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Exhibit A

Country-Specific Provisions